                                                                    EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          FIRST SIERRA FINANCIAL, INC.


       First Sierra Financial, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

       A. The name of the Corporation is First Sierra Financial, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 3, 1994, and amended on May 8, 1995, May 21, 1996 and July 9, 1996.

       B. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and, pursuant to such provisions, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

       C. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as set forth on Exhibit A hereto and in Exhibits B and C hereto containing the Certificates of Designation, Preferences, Rights and Limitations of the Corporation's Series A Preferred Stock and Series B Convertible Preferred Stock, respectively.

       IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by the undersigned authorized officers of the Corporation this 27th day of February, 1997.



                                         FIRST SIERRA FINANCIAL, INC.


                                         By:    /s/ THOMAS J. DEPPING
                                                --------------------------------
                                         Name:  Thomas J. Depping
                                                --------------------------------
                                         Title: President
                                                --------------------------------

ATTEST:

/s/ SANDY B. HO
---------------------------

                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FIRST SIERRA FINANCIAL, INC.

                                   ARTICLE I.

       The name of the Corporation is First Sierra Financial, Inc.

                                  ARTICLE II.

       The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III.

       The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.


                                  ARTICLE IV.

       The total number of shares of stock that the Corporation shall have authority to issue is, 26,000,000 shares of capital stock, consisting of (i) 25,000,000 shares of common stock, par value $.01 per share ("Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

       The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

1.     Provisions Relating to the Common Stock.

       (a) Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends (payable in cash, stock, or otherwise) out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation with respect to any of such class of stock.

       (b) Liquidation Rights. The holders of Common Stock shall be entitled to participate in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference of any shares of capital stock of the Corporation having such a preference, ratably in proportion to the number of shares of Common Stock held by them. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

2.     Provisions Relating to the Preferred Stock.

       (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this
Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

       (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

              (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

              (ii) the number of shares to constitute the class or series and the designations thereof;

              (iii) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

              (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

              (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

              (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

              (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

              (ix) any other special rights and protective provisions with respect to any class or series as may be deemed advisable by the board of directors of the Corporation.

       (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

3.     General.

       (a) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

       (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                   ARTICLE V.

       The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

       (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

       (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1998, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1999, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 2000, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal.
At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article V, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

       (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

       (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

       (e) Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

                                  ARTICLE VI.

       All of the power of the Corporation, insofar as it may be lawfully vested by this Restated Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, amend, and repeal the bylaws of the Corporation; (2) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (3) the stockholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (4) notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the bylaws and by the vote of the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class, or such higher vote as is set forth in the bylaws. In the event of a direct conflict between the bylaws of the Corporation and this Restated Certificate of Incorporation, the provisions of this Restated Certificate of Incorporation shall be controlling. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                  ARTICLE VII.

       Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                 ARTICLE VIII.

       Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than sixty (60) days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                  ARTICLE IX.

       Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to approve any of the following proposed transactions:

       (a) a merger or consolidation in which the Corporation shall not be the surviving entity or shall survive only as a subsidiary of an entity;

       (b) a sale, lease or exchange or an agreement to sell, lease or exchange all or substantially all of the assets of the Corporation to any other person or entity; or

       (c)    the dissolution or liquidation of the Corporation.

Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article IX.

                                   ARTICLE X.

       No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or any committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by majority vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE XI.

       The Corporation shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article XI is in effect. Any repeal or amendment of this Article XI shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article XI. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

       The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

       As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                  ARTICLE XII.

       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article XII, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Delaware General Corporation Law.

                                                                       EXHIBIT B




                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                          FIRST SIERRA FINANCIAL, INC.


        PURSUANT to Section 151(g) of the General Corporation Law of Delaware, FIRST SIERRA FINANCIAL, INC., a corporation organized and existing under the General Corporation Law of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

        That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated June 27, 1996, and as amended by such Board of Directors by written unanimous consent dated October 11, 1996, duly adopted a resolution providing for the issuance of a series of Fifty Eight Thousand Seven Hundred Sixteen (58,716) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series A Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

                 RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series A Preferred Stock" (herein referred to as "Series A Preferred Stock"), consisting of Fifty Eight Thousand Seven Hundred Sixteen (58,716) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

1. Definitions. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                 (a) "Affiliate" of any person shall mean (a) any member of the immediate family of such person, including parents, siblings, spouse and lineal descendants (including those by adoption); the parents, siblings, spouse, or lineal descendants (including those by adoption) of such immediate family member; and in any such case any trust whose primary beneficiary is such person or one or more members of such immediate family and/or such person's lineal descendants; (b) the legal representative or guardian of such person or of any such immediate family members in the event such person or any such immediate family members becomes mentally incompetent; and (c) any person, corporation or other entity controlling, controlled by or under common control with such person. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

                 (b) "Board of Directors" means the Board of Directors of the Corporation.

                 (c) "Common Stock" means shares of the Corporation's Common Stock, $.01 par value per share.

                 (d) "Conversion Rate" means the rate at which the Series A Preferred Stock is convertible on a per share basis into Common Stock, as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series A Preferred Stock. The Conversion Rate applicable to any shares of Series A Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                 (e) "Dividend Rate" shall mean an annual rate (expressed in dollars or portions thereof) as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series A Preferred Stock. The Dividend Rate applicable to any shares of Series A Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                 (f) "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.01 par value per share.

                 (g) "Securities Act" means the Securities Act of 1933, as amended.

                 (h) "Redemption Price" means the rate at which the Series A Preferred Stock shall be redeemed as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series A Preferred Stock. The Redemption Price applicable to any series of Series A Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                 (i) "Underlying Stock" means all shares of Common Stock into which the Series A Preferred Stock is convertible, and all other shares of capital stock received on account of such shares of Series A Preferred Stock or Common Stock in respect of any stock split, stock dividend, recapitalization, reorganization or other similar corporate events.

                 (j) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

2.      Dividends.

                 (a) Series A Preferred Stock. The holders of Series A Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, but only out of any funds legally available for the declaration of dividends, non-cumulative, preferential dividends in cash at an annual rate equal to the Dividend Rate, payable at such times as shall be determined by the Board of Directors at the time of issuance of the Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for, the Common Stock.

                 (b) Other Stock. Subject to paragraph (a) above, (i) dividends may be declared and paid on the Common Stock and any other class or series of the Corporation's capital stock, and (ii) Common Stock or such other capital stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

3.      Redemption.

                 (a) Mandatory Redemption. On December 31, 2001, the Corporation shall redeem all of the shares of Series A Preferred Stock then outstanding (subject, however, to the right of the holders of the Series A Preferred Stock to convert their shares pursuant to Section 5 by providing the written conversion notice referred to in Section 5(c) below on or before November 30, 2001), at the Redemption Price.

                 (b) General. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the Redemption Price therefor. Shares of Series A Preferred Stock redeemed by the Corporation pursuant to this Section 3, or shares of Series A Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Delaware, and no other shares of Series A Preferred Stock shall be issued in lieu thereof.

4.      Preference on Liquidation, Dissolution or Winding Up.

                 (a) Definition. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4.

                 (b) Series A Preferred Stock. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, an amount in cash for each share of Series A Preferred Stock equal to the Redemption Price or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series A Preferred Stock as aforesaid shall be insufficient to permit the payment to them the Redemption Price, the assets of the Corporation shall be distributed to the holders of the Series A Preferred Stock until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series A Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares. In calculating any amount distributable to the holders of the Series A Preferred Stock as aforesaid, there shall be credited against such amount any sums distributed or payable to such holders other than pursuant to the terms hereof, whether under any letter of credit, security or other similar right or interest.

5. Conversion. The Series A Preferred Stock shall be convertible into Common Stock in accordance with the following provisions of this
        Section 5.

                 (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, each holder of shares of Series A Preferred Stock shall have the right at such holder's option, at any time or from time to time, from and after the date of original issuance to convert all (but not less than all) of his shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock, at the Conversion Rate in effect on the Conversion Date, upon the terms hereinafter set forth.

                 (b) Conversion Rate. Each share of Series A Preferred Stock shall be convertible at the Conversion Rate.

                 (c) Mechanics of Conversion. The holder of any shares of Series A Preferred Stock may exercise the optional conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph
        (d) below. The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Conversion Date.

                 (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the number of full shares of Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series A Preferred Stock not converted into Common Stock in an amount equal to the Redemption Price divided by the number of shares of Series A Preferred Stock so held by such holder.

                 (e) Conversion Amount Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

                         (i) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the issuance of any Series A Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Rate shall be appropriately increased so that the holders of any shares of Series A Preferred Stock shall be entitled to receive the number of shares of Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

                         (ii) Reorganizations. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series A Preferred Stock shall, effective simultaneously with such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series A Preferred Stock would have been entitled immediately following such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Common Stock remains outstanding) the shares of Common Stock into which such share of Series A Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

                 (f) Notice to Holders. In the event the Corporation proposes to take any action of the type described in paragraph (e) above, the Corporation shall give notice to each holder of the Series A Preferred Stock and to the Corporation's transfer agent by mail, first class postage prepaid, at his or its address appearing on the Corporation's records. Such notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. The Corporation shall also provide to each such holder notice of the consummation of such action.

                 (g) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation or other securities or property upon conversion of the shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

                 (h) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series A Preferred Stock.

                 (i) Valid Issuance. All shares of Common Stock or other securities which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

6. Voting Rights. At any annual or special meeting of shareholders or otherwise in respect of any matter submitted for the vote of shareholders generally, each share of Series A Preferred Stock shall entitle the holder to such number of votes per share as shall equal the number of shares of Common Stock (rounded to the nearest whole share) into which such shares of Series A Preferred Stock is then convertible. The provisions of this Section 6 shall apply to any shares of Series A Preferred Stock so long as such shares are outstanding, and shall terminate with respect to such shares when such shares are no longer outstanding, whether by repurchase, conversion into Common Stock, or otherwise.

7.      Certain Transferability Rights and Restrictions.

                 (a) Application. The following provisions of this Section 7 apply to all shares of Series A Preferred Stock as well as all shares of Underlying Stock relating thereto (collectively, "Stock"). Such provisions shall continue to bind all shares of Stock, and each original holder of such shares and each transferee thereof agrees by acceptance of any certificate representing such shares to be so bound by such provisions, notwithstanding the conversion of the Series A Preferred Stock into Common Stock or that no shares of Series A Preferred Stock may be outstanding at any given time, from the date of issuance until the earlier to occur of (i) the dissolution or termination of existence of the Corporation, or (ii) the written consent of the Board of Directors and the holders of 66-2/3% of the outstanding Stock. Every certificate representing shares of Stock shall be inscribed with a legend referring to the restrictions set forth in this Section 7.

                 (b) General. Without the prior approval of the Board of Directors in each instance, no shares of Stock subject may be sold, assigned, pledged, encumbered, transferred or otherwise hypothecated in any manner (by gift, pursuant to any marital dissolution, in any bankruptcy or insolvency proceeding, or otherwise), except as provided in this Section 7.

                 (c) Right of First Refusal. If any holder of Stock desires to sell, assign, transfer or otherwise dispose of any shares of Stock, then such holder (for purposes of this paragraph (c), the "Selling Shareholder"), prior to making any such sale, shall first offer such shares of Stock (for purposes of this paragraph (c), the "Option Shares") for sale to the Corporation, in accordance with the following provisions of this paragraph (c).

                         (i) Option Price; Terms; Offering Notices. The price per Option Share at which the Selling Shareholder shall be required to offer the Option Shares (for purposes of this paragraph (c), the "Option Price") and the terms of such offer, shall be the price at which and the terms upon which any proposed third party purchaser shall have offered to purchase the Option Shares from the Selling Shareholder and which the Selling Shareholder is prepared to accept. Each offer required to be made by the

                 Selling Shareholder pursuant to this paragraph (c) shall be made by a written notice (for purposes of this paragraph (C), the "Offering Notice") which shall state that the offer is being made pursuant to this paragraph (c) and which shall set forth the number of Option Shares, the name or names of the proposed purchaser or purchasers of the Option Shares, the price per share offered by such proposed purchaser or purchasers for the Option Shares, the method of payment of the purchase price and the scheduled date of consummation of such proposed sale. A copy of the written offer from any proposed third-party purchaser shall be attached to each Offering Notice.

                         (ii) Offer to the Corporation. The Selling Shareholder shall offer the Option Shares to the Corporation by delivering an Offering Notice to the Corporation. Within 30 days following the Corporation's receipt of such Offering Notice, the Corporation shall deliver to the Selling Shareholder a written reply notice accepting the offer of the Selling Shareholder with respect to all (but not less than all) of the Option Shares or rejecting such offer. If by such written reply notice the Corporation accepts the offer made by the Selling Shareholder, the reply notice shall constitute an agreement binding on the Selling Shareholder and the Corporation to sell and purchase the Option Shares at a price per share equal to the Option Price. If within such 30-day period, the Corporation shall have failed to deliver a reply notice accepting the offer of the Selling Shareholder as to all of the Option Shares, the Corporation shall be deemed to have rejected such offer.

                         (iii) Lapse of Option. If the foregoing offer to sell Option Shares has been made by the Selling Shareholder and has not been accepted by the Corporation, then the Selling Shareholder may sell not less than all of the Option Shares at any time within, but not subsequent to, 60 days after the lapse of the option granted pursuant to this paragraph (c); provided, however, that no sale of the Option Shares shall be made at any price lower than the Option Price or on terms materially different from those specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice. If after the lapse of such 60-day period the Option Shares shall not have been sold, all of the provisions of this paragraph
                 (c) shall apply to any future sale or other disposition of shares of Stock owned by the Selling Shareholder.

                         (iv) Consummation of Purchases. Each transaction of purchase and sale of Option Shares pursuant to this paragraph (c) shall be completed by delivery of the stock certificates representing the Option Shares endorsed in blank, or accompanied by duly executed stock powers, and by actual registration of the transfer of the Option Shares on the books of the Corporation upon payment of the purchase price to the Selling Shareholder (the Corporation agreeing to effect such registration upon the tender of such certificates, endorsed or accompanied by such executed stock powers). Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the 30th day following the date of delivery of the last reply notice given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

                         (v) Certain Permitted Dispositions. Subject to the restrictions set forth in paragraph (b) above, transfers by holders of Stock to Affiliates, upon the death of any such holder to such holder's estate or other legal representative, or the pledge of Stock by such holder (but not any disposition in foreclosure or other remedy) shall not be subject to the right of first refusal under this paragraph (c), provided, however, that the provisions of this Section 7 shall continue to bind the shares of Stock held by any such transferee. The foregoing provisions of this paragraph (c) shall also not apply to any disposition pursuant to an effective registration statement under the Securities Act or under Rule 144.

8. Registration Rights. Subject to paragraph (h) below and the other provisions of this Section 8, the holders of the Series A Preferred Stock shall be entitled to have their respective shares of Common Stock issuable upon conversion of their Series A Preferred Stock included in any registration of Common stock under the Securities Act proposed by the Corporation.

                 (a) Piggyback Rights. If at any time or from time to time the Corporation proposes to file with the Securities and Exchange Commission (the "Commission") a registration statement (whether on Form S-1, S-2 or S-3, SB-1, SB-2, or any equivalent form then in effect) for the registration under the Securities Act of any shares of Common Stock for sale to the public by the Corporation or on behalf of a shareholder of the corporation for cash (excluding any shares of Common Stock issuable by the Corporation upon the exercise of employee or director stock options or in connection with the merger or consolidation of the Corporation or one of its subsidiaries with one or more other corporations if the Corporation is the surviving corporation), the Corporation shall give each holder of the Series A Preferred Stock at least 30 days' prior written notice of the filing of the proposed registration statement. The notice shall include a list of the states and foreign jurisdictions, if any, in which the Corporation intends to qualify such shares, and shall also include the Corporation's estimate of the range of the offering price per share of Common Stock. On the written request of any holder of the Series A Preferred Stock received by the Corporation within 15 days after the date of the Corporation's notice, the Corporation shall, subject to the conditions and in accordance with the procedures set forth in paragraphs (b) and (c) below, and at its own expense as provided in paragraph (e) below, include in the coverage of such registration statement and qualify for sale under the blue sky or securities laws of the various states, the number of shares (but not less than 5,000 shares, subject to adjustment to give effect to any stock dividends, splits or combinations, recapitalizations or other similar corporate events) of Common Stock (herein called the "Specified Shares") held and so requested to be registered by each such holder; provided that if the managing underwriter for the Corporation indicates its belief in writing that the effect of including in the coverage of such registration statement all or part of the Specified Shares and the shares of Common Stock requested to be so included by other stockholders having contractual registration rights ("Other Requesting Stockholders") will materially and adversely affect the sale of the shares of Common Stock proposed to be sold by the Corporation (which statement of the managing underwriter shall also state the maximum number of shares (herein called the "Maximum Shares"), if any, which can be sold by such all such holders without materially and adversely affecting the sale of the shares proposed to be sold by the Corporation), then the number of Specified Shares which the holders of the Series A Preferred Stock and the Other Requesting Stockholders shall collectively have the right to include in such registration statement shall be reduced to the number of Maximum Shares set forth in such statement of the managing underwriter, such reduction to be effected on a pro rata basis in accordance with the number of all such shares requested to be so registered by the holders of the Series A Preferred Stock and the Other Requesting Stockholders.

                 Except as provided in paragraph (c) below, in no event shall the Corporation be required to amend any registration statement filed pursuant to this Section 8 after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Common Stock registered under any registration statement.

                 The Corporation shall have the right to select any underwriters, including the managing underwriter, of any public offering of shares of Common Stock subject to the provisions of this paragraph (a). Nothing in this paragraph (a) shall create any liability on the part of the Corporation to the holders of the Series A Preferred Stock if the Corporation for any reason should decide not to file such a registration statement.

                 The Corporation may withdraw any registration statement and abandon any proposed offering initiated by the Corporation without the consent of any holder of the Series A Preferred Stock, notwithstanding the request of any such holder to participate therein in accordance with this paragraph (a), if the Corporation determines that such action is in the best interests of the Corporation.

                 (b) Certain Registration Conditions. Any holder of Series A Preferred Stock requesting registration of Common Stock into which such holder's Series A Preferred Stock is convertible pursuant to paragraph (a) of this Section 8 is hereafter referred to as a "Selling Stockholder." Anything in this Agreement to the contrary notwithstanding, the Corporation shall not be required to effect a registration of any Common Stock of any Selling Stockholder pursuant to paragraph (a) of this Section 8, or file any post-effective amendment thereto:

                         (i) unless such Selling Stockholder agrees (x) to sell and distribute a portion or all of his Common Stock in accordance with the customary plan or plans of distribution adopted by and through underwriters, if any, acting for the Corporation, and (y) to bear a pro rata share of underwriter's discounts and commissions;

                         (ii) unless the Corporation and the underwriters for the Corporation shall have received from such Selling Stockholder all such information as the Corporation and such underwriters may reasonably request from him concerning such Selling Stockholder to enable the Corporation to include in the registration statement all material facts required to be disclosed therein. Notwithstanding the foregoing, a Selling Stockholder shall not be required to furnish to the Corporation any personal financial information of such Selling Stockholder unrelated to his holdings of Common Stock, Series A Preferred Stock or other securities of the Corporation held by him, provided that each Selling Stockholder shall nonetheless be required to furnish all information reasonably requested by any such underwriter;

                         (iii) unless such Selling Stockholder is then entitled to convert his shares of Series A Preferred Stock into Common Stock and such Selling Stockholder in fact delivers to the Corporation, contemporaneously with the notice given by such Selling Stockholder under paragraph (a) hereof of his intention to convert the Series A Preferred Stock into Common Stock subject to and upon the effectiveness of the registration statement; and

                         (iv) unless such Selling Stockholder, at the request of the Corporation or its managing underwriter, agrees or acknowledges that such Selling Stockholder (x) has a present intention to sell such shares; (y) agrees to execute all consents, powers of attorney, registration statements and other documents required in order to cause such registration statement to become effective; and (z) agrees, if the offering is at the market, to give the

                 Corporation written notice of the first bona fide offering of such shares and to use the prospectus forming a part of such registration statement for only a period of 90 days (or such longer period provided for in paragraph (c) below) unless such registration statement is on a form that complies with Rule 415.

                 (c) Covenants and Procedures. If the Corporation becomes obligated under the provisions of paragraph (a) of this Section 8 to effect registration of shares of Common Stock on behalf of any Selling Stockholder, the following shall apply:

                         (i) The Corporation, at its own expense as provided in paragraph (e), shall prepare and file with the Commission a registration statement covering such shares of Common Stock and use its best efforts to cause such registration statement to become effective; and the Corporation will file such post-effective amendments to such registration statement (and use its best efforts to cause them to be effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of such registration statement or for such longer period, not to exceed 180 days, as may be required by the Corporation or the managing underwriter under the plan or plans of distribution set forth in such registration statement. Each Selling Stockholder shall promptly provide the Corporation with such information with respect to such Selling Stockholder's shares of Common Stock to be so registered and, if applicable, the proposed terms of the offering thereof as is required for such registration. Further, if the shares of Common Stock to be covered by the registration statement are not to be sold to or through underwriters acting for the Corporation, the Corporation shall (x) deliver to each Selling Stockholder as promptly as practicable as many copies of preliminary prospectuses as such Selling Stockholder may reasonably request, and such Selling Stockholder shall keep a written record of the distribution of such preliminary prospectuses and shall refrain from delivery of such preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act or the securities laws of any other jurisdiction, including the various states of the United States, (y) deliver to each Selling Stockholder, as soon as practicable after the effective date of the registration statement, and from time to time thereafter during such 90-day period, or such longer period as is herein provided, as many copies of the prospectuses required to be delivered in connection with the sale of shares of Common Stock registered under the registration statement as such Selling Stockholder may reasonably request, and (z) in case of the happening, after the effective date of such registration statement and during such 90- day period (or such longer period specified above), of any event or occurrence which would be set forth in an amendment of or supplement to such prospectus to make any statements therein not misleading or to correct any misleading omissions, give each Selling Stockholder written notice thereof and prepare and furnish to such Selling Stockholder, in such quantities as he may reasonably request, copies of such amended prospectus or of such supplement to be attached to the prospectus in order that the prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (ii) On or prior to the date on which the registration statement is declared effective, the Corporation shall use its best efforts to register or qualify, and cooperate with each Selling Stockholder, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Selling Stockholder or underwriter reasonably requests, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Common Stock covered by the applicable registration statement, provided that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

                         (iii) The Corporation shall use its best efforts to cause all of each Selling Stockholder's Common Stock included in such registration statement to be listed, by the date of the first sale of such Common Stock pursuant to such registration statement, on each securities exchange on which the Common Stock of the Corporation is then listed or proposed to be listed, if any.

                         (iv) The Corporation shall make generally available to each Selling Stockholder and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the

                 Corporation timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Securities Exchange Act of 1934, as amended, and otherwise complies with Rule 158 under the Securities Act as soon as feasible.

                         (v) The Corporation shall cooperate with each Selling Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Common Stock to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Stockholder may request, subject to the underwriters' obligation to return any certificates representing securities not sold.

                         (vi) The Corporation shall use its best efforts to cause each Selling Stockholder's Common Stock covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable such Selling Stockholder or the underwriter or underwriters, if any, to consummate the disposition of such Common Stock.

                         (vii) The Corporation shall make available for inspection by each Selling Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Stockholder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence, responsibility, and cause the Corporation's officers, directors and employees to supply all nonconfidential information reasonably requested by any such Inspector in connection with such registration statement. As a condition to providing such access, the Corporation may require that any and all Inspectors execute and deliver confidentiality agreement, in form and substance acceptable to the Corporation, and that confidentiality procedures be observed, all with respect to such information.

                         (viii) The Corporation shall use its best efforts to obtain a "cold comfort" letter from the Corporation's independent public accountants, and an opinion of counsel for the Corporation, each in customary form and covering such matters of the type customarily covered by cold comfort letters and opinions of counsel in connection with public offerings of securities, as each Selling Stockholder reasonably requests.

                 (d)     Indemnification.

                         (i) Indemnification by the Corporation. In the event of any registration under the Securities Act pursuant to this Section 8 of shares of Common Stock held by any Selling Stockholder, the Corporation will hold harmless each Selling Stockholder and each underwriter of such securities and each other person, if any, who controls each Selling Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Selling Stockholder or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Selling Stockholder and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Corporation shall not be liable to any Selling Stockholder or his underwriters or controlling persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder or such underwriter specifically for use in the preparation thereof.

                         (ii) Indemnification by Selling Stockholders. It shall be a condition precedent to the obligation of the Corporation to include in any registration statement any shares of Common Stock then held by a Selling Stockholder that the Corporation shall have received an undertaking reasonably satisfactory to it and its counsel from such selling Stockholder to severally indemnify and hold harmless (in the same manner and to the same extent as set forth in subparagraph (i) above) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter of such securities and any person who controls the Corporation or such underwriter within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

                         (iii) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs (i) and (ii), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and provided that the indemnifying party in fact assumes such defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred after the date of such notice by the latter in connection with the defense thereof. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnified party shall be entitled to participate with his own counsel (at his own expense) if reasonably necessary to avoid a conflict of interest.

                         (iv) Contribution. If the indemnification provided for in this paragraph (d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or a material omission, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. For purposes of the foregoing, it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subparagraph (iv), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock of such Selling Stockholder was offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) Expenses. All expenses incurred by the Corporation in connection with any registration statement covering shares of Common Stock offered by the Selling Stockholders, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation and of its independent certified public accountants, the reasonable fees and disbursements of one counsel for collectively all Selling Stockholders and Other Requesting Stockholders whose stock is included in such registration, and the expense of qualifying such shares under state blue sky laws, shall be borne by the Corporation; provided, however, that all underwriter's discounts and commissions relating to the shares of Common Stock to be sold by the Selling Stockholders shall be borne by the Selling Stockholders.

                 (f) Dispositions During Registration. Upon written request by the Corporation, the Selling Stockholders will agree, upon the registration of any of each such Selling Stockholder's shares of Common Stock or the Common Stock issued by the Corporation, not to sell or otherwise dispose of any shares of Stock (other than Common Stock covered by such registration, which may be sold in accordance with the plan or plans of distribution described in the registration statement) owned by each such Selling Stockholder for a period of 90 days following the effective date of such registration statement or for such longer period (not to exceed 180 days) as may be required under the plan or plans of distribution set forth in such registration statement. Each holder of the Series A Preferred Stock shall comply with the foregoing requirements even if his Common Stock issuable upon the conversion thereof is not being included in such registration, if (i) at such time such holder (together with his Affiliates) owns five percent (5%) or more of the Common Stock not being registered by such registration and (ii) other holders of five percent or more of the Common Stock not being registered by such registration are similarly bound.

                 (g) Term of Registration Rights. The registration rights granted pursuant to this Section 8 shall be effective for a period commencing upon the date of original issuance thereof and ending on (i) as to any holder of Series A Preferred Stock, upon either (A) such holder's written consent, (B) the date such holder holds, together with such holder's Affiliates, less than 5,000 shares (subject to adjustment as described in paragraph (g) above) of Common Stock determined on a fully diluted basis, or (c) the date such holder is able to dispose of his shares of Common Stock that such holder may acquire upon conversion of the Series A Preferred Stock under Rule 144 promulgated under the Securities Act; and (ii) upon redemption on December 31, 2001.

9. Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                                                                      EXHIBIT C


                              AMENDED AND RESTATED
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                          FIRST SIERRA FINANCIAL, INC.


         PURSUANT to Section 151(g) of the General Corporation Law of the State of Delaware, FIRST SIERRA FINANCIAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, such Board of Directors by written unanimous consent dated as of October 31, 1996, duly adopted a resolution providing for the creation and issuance of a series of 43,691 shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated the "Series B Convertible Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

                 RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the Preferred Stock of the Corporation, such series to be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), to consist of 43,691 shares, par value $0.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions (in addition to those set forth in the Certificate of Incorporation) set forth below:

1. Definitions. For purposes hereof, each of the following terms shall have the meaning ascribed to it below:

                 (a) "Affiliate" of any person shall mean (a) any member of the immediate family of such person, including parents, siblings, spouse and lineal descendants (including those by adoption); the parents, siblings, spouse or lineal descendants (including those by adoption) of such immediate family member; and in any such case any trust whose primary beneficiary is such person or one or more members of such immediate family and/or such person's lineal descendants; (b) the legal representative or guardian of such person or of any such immediate family members in the event such person or any such immediate family members becomes mentally incompetent; and (c) any person, corporation or other entity controlling, controlled by or under common control with such person. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with", shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

                 (b) "Board of Directors" means the Board of Directors of the Corporation.

                 (c) "Common Stock" means shares of the Corporation's Common Stock, $.01 par value per share.

                 (d)      "Conversion Rate" has the meaning ascribed to it in
         Section 5(c) below.

                 (e)      "Dividend Rate" has the meaning ascribed to it in
         Section 2(b).

                 (f) "Escrow Agreement" means that certain Escrow Agreement to be entered into among the Corporation, Valerie A. Hayes and an escrow agent mutually acceptable to the Corporation and Valerie
         A. Hayes.

                 (g) "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.01 par value per share.

                 (h) "Securities Act" means the Securities Act of 1933, as amended.

                 (i) "Redemption Acceleration Event" means the occurrence of any one of the following:

                          (i) The filing by the Corporation of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under bankruptcy, insolvency or similar laws of the United States or any state or territory thereof;

                          (ii) The filing against the Corporation of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under bankruptcy, insolvency or similar laws of the United States or any state thereof and the failure of the Corporation to secure dismissal of any such petition filed against it within 90 days of such filing;

                          (iii) The institution by the Corporation of any type of insolvency proceeding (under the Bankruptcy Code or otherwise) for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of the Corporation;

                          (iv) The failure of the Corporation to provide a renewal or extension of the Letter of Credit described in Section 2(c)(vi) of the Agreement and Plan of Reorganization dated as of October 15, 1996 between Valerie A. Hayes, Corporate Capital Leasing Group, Inc., First Sierra Financial, Inc. and First Sierra Pennsylvania, Inc. (the "Reorganization Agreement"), in accordance with the terms of such Section 2(c)(vi) of the Reorganization Agreement; or

                          (v) Failure of the Corporation to pay any dividends on the Series B Preferred Stock when required pursuant to the terms of Section 2(c)(ii) of the Reorganization Agreement and such failure continues beyond the cure period referenced in such Section 2(c)(ii) of the Reorganization Agreement.

                 (i)      "Redemption Price" has the meaning ascribed to it in
         Section 3(a) below.

                 (j) "Required Conversion Shares" means, as of each day on which the Trading Level Event occurs, those outstanding shares of the Series B Preferred Stock (a) that are not held in the Escrow and (b) as to which there is a currently effective registration statement under the Securities Act of 1933 and applicable state law and a prospectus covering the immediate resale of the shares of Common Stock (and, if applicable, the Underlying Stock relating to such shares) into which such shares of Series B Preferred Stock are convertible.

                 (k) "Released Preferred B Shares" means those shares of the Series B Preferred Stock that at any time prior to any date of determination were deposited and held in escrow pursuant to the Escrow Agreement and that as of such date of determination have been released from such escrow pursuant to the terms of the Escrow Agreement.

                 (l) "Trading Level Event" means, as of any particular day of determination, that the Common Stock of the Corporation is listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market or The Nasdaq Small Cap Market and such Common Stock has traded at or above 120% of the Target Per Share Price for the 20 consecutive trading days preceding such day.

                 (m) "Underlying Stock" means all shares of Common Stock into which the Series B Preferred Stock is convertible, and all other shares of capital stock received on account of such shares of Series B Preferred Stock or Common Stock in respect of any stock split, stock dividend, recapitalization, reorganization or other similar corporate event.

All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

2.       Dividends.

         (a) Series B Preferred Stock. Holders of Series B Preferred Stock shall be entitled to receive, but only out of any funds legally available for the declaration of dividends, cumulative dividends, on each share of the Series B Preferred Stock at an annual rate equal to the Dividend Rate payable at such times as shall be determined by the Board of Directors. Dividends shall accrue at the Dividend Rate whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

         (b) Dividend Rate. The term "Dividend Rate" means, subject to adjustment pursuant to the following provisions of this paragraph (b), $1.14 per share of Series B Preferred Stock during any period prior to the aggregate Released Preferred B Shares exceeding 21,846; $1.53 per share of Series B Preferred Stock during any period prior to the aggregate Released Preferred B Shares exceeding 29,127; $1.91 per share of Series B Preferred Stock during any period prior to the aggregate Released Preferred B Shares exceeding 36,409; and $2.29 per share of Series B Preferred Stock during any period following the aggregate Released Preferred B Shares exceeding 36,409.

         (c) Restriction on Dividends. During such time as (i) dividends on the Series B Preferred Stock shall be in arrears or (ii) the Corporation shall be obligated to and shall have failed to redeem any shares of Series B Preferred Stock pursuant to Section 3(a), the Corporation may not declare or pay any dividend on shares of Common Stock or any other stock ranking junior to the Series B Preferred Stock (other than a distribution payable exclusively in shares of such stock). Should dividends not be paid in full on the Series B Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared on the Series B Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series B Preferred Stock will be declared pro rata, so that the amount of dividends declared per share on the Series B Preferred Stock and such other preferred stock will bear to each other the same ratio that accumulated dividends per share on the shares of the Series B Preferred Stock and such other preferred stock bear to each other. For purposes of this
Section 2(c), the Series B Preferred Stock shall rank on a parity as to dividends with the Corporation's Series A Convertible Preferred Stock and any subsequently issued series of the Corporation's Preferred Stock so designated as being on parity with the Series B Preferred Stock. In connection with each dividend that the Corporation intends to declare on the Corporation's Common Stock while any shares of the Series B Preferred Stock are outstanding, the Corporation shall give notice thereof to the record holder(s) of the Series B Preferred Stock (at the address(s) of such holder(s) as reflected in the records of the Corporation) no less than ten days prior to the effective date of such dividend.

         (d) Other Stock. Subject to paragraph (c) above, (i) dividends may be declared and paid on the Common Stock and any other class or series of the Corporation's capital stock, and (ii) Common Stock or such other capital stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

3.       Redemption.

         (a) Mandatory Redemption. (i) On December 31, 2001, the Corporation shall redeem all of the shares of Series B Preferred Stock then outstanding (subject, however, to the right of the holders of the Series B Preferred Stock to convert all, but not less than all, of their shares pursuant to Section 5 by providing the written conversion notice referred to in Section 5(c) on or before November 30, 2001), at a per share price equal to the Redemption Price. Subject to adjustment pursuant to Section 3(c), the "Redemption Price" shall be $28.61 per share of Series B Preferred Stock during any period prior to the aggregate Released Preferred B Shares exceeding 21,846 plus any accrued but unpaid dividends on such share; $38.15 per share of Series B Preferred Stock during any period prior to the aggregate Released Preferred B Shares exceeding 29,127 plus any accrued but unpaid dividends on such share; $48.00 per share of Series B Preferred Stock during any period prior to the aggregate Released Preferred B Shares exceeding 36,409 plus any accrued but unpaid dividends on such share; and $57.22 per share of Series B Preferred Stock during any period following the aggregate Released Preferred B Shares exceeding 36,409 plus any accrued but unpaid dividends on such shares.

                 (ii) If a Redemption Acceleration Event occurs prior to December 31, 2001, each holder of the then outstanding shares of Series B Preferred Stock may elect to require the Corporation to redeem all (but not less than all) of the shares of Series B Preferred Stock held by such holder at the per share Redemption Price then in effect. The Corporation or a representative of the Corporation shall give written notice of the occurrence of a Redemption Acceleration Event to each such holder (the "Redemption Acceleration Notice"). Each holder receiving such notice may elect to require the Corporation to redeem all (but not less than all) of such holder's shares of Series B Preferred Stock by giving written notice of such election to the Corporation no later than 30 days following such holder's receipt of the Redemption Acceleration Notice. If within such 30 day period any holder fails to give the Corporation written notice of such holder's decision to require the Corporation to redeem such holder's shares of the Series B Preferred Stock, then such holder shall have no further rights pursuant to this Section 3(a)(ii).

         (b) General. If any draw is made on the Letter of Credit, the amount(s) so drawn shall be applied against the amounts required to be paid by the Corporation pursuant to Section 3(a) above or (as applicable) Section 4(b) below. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series B Preferred Stock (and, if applicable, any certificate for shares of Common Stock into which shares of Series B Preferred Stock shall have been converted) so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the Redemption Price therefor. Shares of Series B Preferred Stock redeemed by the Corporation pursuant to this Section 3, or shares of Series B Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Delaware, and no other shares of Series B Preferred Stock shall be issued in lieu thereof.

4.       Preference on Liquidation, Dissolution or Winding Up.

         (a) Definition. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4.

         (b) Series B Preferred Stock. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than in connection with a Redemption Acceleration Event (a "Liquidation"), the holders of the Series B Preferred Stock shall be entitled to receive (and shall not be entitled to any other payment) an amount in cash for each share of Series B Preferred Stock equal to the Redemption Price (the "Liquidation Preference") or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B Preferred Stock so as to be and continue available therefor, before any distribution shall be made to the holders of any stock ranking junior to the Series B Preferred Stock upon the Liquidation of the Corporation. If the net assets of the Corporation are insufficient to pay the Liquidation Preference on all outstanding shares of the Series B Preferred Stock and all outstanding shares of any other preferred stock ranking on a parity as to Liquidation with the Series B Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire net assets of the Corporation will be distributed ratably among the holders of the Series B Preferred Stock and any other preferred stock ranking on a parity as to Liquidation with the Series B Preferred Stock, based upon the aggregate amount of the Liquidation Preference due on such shares. In calculating any amount distributable to the holders of the Series B Preferred Stock as aforesaid, there shall be credited against such amount any sums distributed or payable to such holders other than pursuant to the terms hereof, whether under any letter of credit, security or other similar right or interest.

5. Conversion. The Series B Preferred Stock shall be convertible into Common Stock in accordance with the following provisions of this Section 5.

         (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, each holder of shares of Series B Preferred Stock shall have the right at such holder's option, at any time or from time to time, from and after the date of original issuance to convert all or less than all (but not less than 5,000 shares per conversion) of such holder's shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock, at the Conversion Rate in effect on the Conversion Date, upon the terms hereinafter set forth. To the extent any such shares so converted are held in escrow pursuant to the Escrow Agreement at the time of conversion, then the converted shares of the Series B Preferred Stock so held in escrow shall be released upon the deposit into such escrow of the shares of Common Stock into which such shares were converted.

         (b) Automatic Conversion. (i) Subject to adjustment pursuant to the following provisions, the "Target Per Share Price" shall be $56.22. If the number of shares of Common Stock outstanding at any time after the issuance of the Series B Preferred Stock is increased by stock dividend payable in shares of Common Stock or by subdivision or split-up of shares of Common Stock (each, an "Increasing Adjustment Event"), then immediately after the record date fixed for determination of holders of Common Stock entitled to receive the stock dividend or the effective date of the subdivision or split-up, as the case may be, the dollar amount then in effect pursuant to the preceding sentence shall be reduced to equal the product resulting from the multiplication of such dollar amount by a fraction, the numerator of such fraction being the total number of shares of Common Stock outstanding immediately prior to such Increasing Adjustment Event on a fully diluted basis and the denominator of such fraction being the total number of shares of Common Stock outstanding immediately following such Increasing Adjustment Event on a fully diluted basis.

If the number of shares of Common Stock outstanding at any time after the issuance of the Series B Preferred Stock is decreased by virtue of a reverse stock split (a "Decreasing Adjustment Event"), then immediately after date of the reverse stock split, the dollar amount then in effect pursuant to the second preceding sentence shall be increased to equal the product resulting from the multiplication of such dollar amount by a fraction, the numerator of such fraction being the total of shares of Common Stock outstanding immediately following such Decreasing Adjustment Event on a fully diluted basis and the denominator of such fraction being the total number of shares of Common Stock outstanding immediately prior to such Decreasing Adjustment Event on a fully diluted basis.

                 (ii) If as of any day on which the Trading Level Event has occurred there are outstanding any Required Conversion Shares, then each share of the Series B Preferred Stock comprising such Required Conversion Shares shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Rate in effect as of such day upon the terms hereinafter set forth and unlegended certificate(s) for such shares (and, if applicable, the Underlying Stock relating to such shares) shall be delivered to the holders thereof within two business days thereafter.

         (c) Conversion Rate. On or about the date of this Amended and Restated Certificate the outstanding shares of Common Stock will be subdivided or split-up on a 5.47 to one basis in anticipation of the initial public offering of the Common Stock (the "IPO Subdivision"). Upon the occurrence of and following the IPO Subdivision, each share of Series B Preferred Stock shall be convertible into 5.47 shares of the Common Stock (subject to subsequent adjustment pursuant to Section 5(g), the "Conversion Rate").

         (d) Mechanics of Conversion. The holder of any shares of Series B Preferred Stock may exercise the optional conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered. Upon an automatic conversion pursuant to Section 5(b), then on the Conversion Date, the outstanding shares of the Series B Preferred Stock shall be converted automatically without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, the Corporation shall not be obligated to issue to any holder certificates representing the shares of Common Stock issuable upon such conversion unless certificates representing the shares of Series B Preferred Stock, endorsed directly or through stock powers to the Corporation or in blank and accompanied when appropriate with evidence of the signatory's authority, are delivered to the Corporation or any transfer agent of the Corporation. Each date on which the Corporation has received a notice regarding optional conversion and the date upon which an automatic conversion occurs under paragraph (b) above is referred to herein as a "Conversion Date". As promptly as practicable after a Conversion Date the Corporation shall issue and deliver to or upon the written order of the applicable holders a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (e) below. The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Conversion Date.

         (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the number of full shares of Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series B Preferred Stock not converted into Common Stock in an amount equal to the Redemption Price of such shares.

         (f) Partial Conversion. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate representing the number of shares of the Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (g) Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

                 (i) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the IPO Subdivision is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Rate shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned and been entitled to receive immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto. If the number of shares of Common Stock outstanding at any time after the IPO Subdivision is decreased by a reverse stock split, then immediately after the effective date of such reverse stock split the Conversion Rate shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned and been entitled to receive immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                 (ii) Reorganizations. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series B Preferred Stock shall, effective simultaneously with such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series B Preferred Stock would have been entitled immediately following such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Common Stock remains outstanding) the shares of Common Stock into which such share, of Series B Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

         (h) Notice to Holders. If the Corporation proposes to take any action of the type described in paragraph (g) above, the Corporation shall give notice to each holder of the Series B Preferred Stock and to the Corporation's transfer agent by mail, first class postage prepaid, at such holder's address appearing on the Corporation's records. Such notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. The Corporation shall also provide to each such holder notice of the consummation of such action.

         (i) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation or other securities or property upon conversion of the shares of Series B Preferred Stock; provided, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

         (j) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series B Preferred Stock.

         (k) Valid Issuance. All shares of Common Stock or other securities which may be issued upon conversion of the shares of Series B Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

6. Voting Rights. At any annual or special meeting of shareholders or otherwise in respect of any matter submitted for the vote of shareholders generally, each share of Series B Preferred Stock shall entitle the holder to such number of votes per share as shall equal the number of shares of Common Stock (rounded to the nearest whole share) into which such shares of Series B Preferred Stock is then convertible. The provisions of this Section 6 shall apply to any shares of Series B Preferred Stock so long as such shares are outstanding, and shall terminate with respect to such shares when such shares are no longer outstanding, whether by repurchase, conversion into Common Stock, or otherwise.

7.       Certain Transferabilitv Rights and Restrictions.

         (a) Application. The following provisions of this Section 7 apply to all shares of Series B Preferred Stock (collectively, "Stock"). Such provisions shall continue to bind all shares of Stock, and each original holder of such shares and each transferee thereof agrees by acceptance of any certificate representing such shares to be so bound by such provisions, from the date of issuance until the earlier to occur of (i) the dissolution or termination of existence of the Corporation, (ii) the written consent of the Board of Directors and the holders of 66-2/3% of the outstanding Stock, and
(iii) as to any particular share of Series B Preferred Stock, the conversion of such share into Common Stock. Every certificate representing shares of Stock shall be inscribed with a legend referring to the restrictions set forth in this Section 7.

         (b) General. Without the prior approval of the Board of Directors in each instance, no shares of Stock subject may be sold, assigned, pledged, encumbered, transferred or otherwise hypothecated in any manner (by gift, pursuant to any marital dissolution, in any bankruptcy or insolvency proceeding, or otherwise), except as provided in this Section 7.

         (c) Right of First Refusal. If any holder of Stock desires to sell, assign, transfer or otherwise dispose of any shares of Stock (other than pursuant to Sections 3 or 4), then such holder (for purposes of this paragraph
(c), the "Selling Shareholder"), prior to making any such sale, shall first offer such shares of Stock (for purposes of this paragraph (c), the "Option Shares") for sale to the Corporation, in accordance with the following provisions of this paragraph (c).

                 (i) Option Price: Terms: Offering Notices. The price per Option Share at which the Selling Shareholder shall be required to offer the Option Shares (for purposes of this paragraph (c), the "Option Price") and the terms of such offer, shall be the price at which and the terms upon which any proposed third party purchaser shall have offered to purchase the Option Shares from the Selling Shareholder and which the Selling Shareholder is prepared to accept. Each offer required to be made by the Selling Shareholder pursuant to this paragraph (c) shall be made by a written notice (for purposes of this paragraph (c), the

         "Offering Notice") which shall state that the offer is being made pursuant to this paragraph (c) and which shall set forth the number of Option Shares, the name or names of the proposed purchaser or purchasers of the Option Shares, the price per share offered by such proposed purchaser or purchasers for the Option Shares, the method of payment of the purchase price and the scheduled date of consummation of such proposed sale. A copy of the written offer from any proposed third-party purchaser shall be attached to each Offering Notice.

                 (ii) Offer to the Corporation. The Selling Shareholder shall offer the Option Shares to the Corporation by delivering an Offering Notice to the Corporation. Within 30 days following the Corporation's receipt of such Offering Notice, the Corporation shall deliver to the Selling Shareholder a written reply notice accepting the offer of the Selling Shareholder with respect to all (but not less than all) of the Option Shares or rejecting such offer. If by such written reply notice the Corporation accepts the offer made by the Selling Shareholder, the reply notice shall constitute an agreement binding on the Selling Shareholder and the Corporation to sell and purchase, respectively, the Option Shares at a price per share equal to the Option Price. If within such 30-day period, the Corporation shall have failed to deliver a reply notice accepting the offer of the Selling Shareholder as to all of the Option Shares, the Corporation shall be deemed to have rejected such offer.

                 (iii) Lapse of Option. If the foregoing offer to sell Option Shares has been made by the Selling Shareholder and has not been accepted by the Corporation, then the Selling Shareholder may sell not less than all of the Option Shares at any time within, but not subsequent to, 60 days after the lapse of the option granted pursuant to this paragraph (c); provided, no sale of the Option Shares shall be made at any price lower than the Option Price or on terms materially different from those specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice. If after the lapse of such 60-day period the Option Shares shall not have been sold, all of the provisions of this paragraph (c) shall apply to any future sale or other disposition of shares of Stock owned by the Selling Shareholder.

                 (iv) Consummation of Purchases. Each transaction of purchase and sale of Option Shares pursuant to this paragraph (c) shall be completed by delivery of the stock certificates representing the Option Shares endorsed in blank, or accompanied by duly executed stock powers, and by actual registration of the transfer of the Option Shares on the books of the Corporation upon payment of the purchase price to the Selling Shareholder (the Corporation agreeing to effect such registration upon the tender of such certificates, endorsed or accompanied by such executed stock powers). Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the 30th day following the date of delivery of the last reply notice given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

                 (v) Certain Permitted Dispositions. Subject to the restrictions set forth in paragraph (b) above, transfers by holders of Stock to Affiliates, upon the death of any such holder to such holder's estate or other legal representative, or the pledge of Stock by such holder (but not any disposition in foreclosure or other remedy) shall not be subject to the right of first refusal under this paragraph (c), provided, the provisions of this Section 7 shall continue to bind the shares of Stock held by any such transferee.

8. Registration Rights. Subject to paragraph (g) below and the other provisions of this Section 8, the holders of the Series B Preferred Stock shall be entitled to have the shares of Common Stock issuable upon conversion of their Series B Preferred Stock included in any registration of Common stock under the Securities Act filed by the Corporation with the Securities and Exchange Commission (the "Commission").

         (a) Piggyback Rights; Demand Rights. (1) If at any time or from time to time the Corporation proposes to file with the Commission a registration statement (whether on Form S-1, S-2 or S-3, SB-1, SB-2, or any equivalent form then in effect) for the registration under the Securities Act of any shares of Common Stock for sale to the public by the Corporation or on behalf of a shareholder of the Corporation for cash (excluding any shares of Common Stock issuable by the Corporation upon the exercise of employee or director stock options or in connection with the merger or consolidation of the Corporation or one of its subsidiaries with one or more other corporations if the Corporation is the surviving corporation), the Corporation shall give each holder of the Series B Preferred Stock at least 15 days' prior written notice of the filing of the proposed registration statement. The notice shall include a list of the states and foreign jurisdictions, if any, in which the Corporation intends to qualify such shares, and shall also include the Corporation's estimate of the range of the offering price per share of Common Stock. On the written request of any holder of the Series B Preferred Stock received by the Corporation within 15 days after the date of the Corporation's notice, the Corporation shall, subject to the conditions and in accordance with the procedures set forth in paragraphs (b) and (c) below, and at its own expense as provided in paragraph (e) below, include in the coverage of such registration statement and qualify for sale under the blue sky or securities laws of the various states, the number of shares (but not less than 5,000 shares, subject to adjustment to give effect to any stock dividends, splits or combinations, recapitalizations or other similar corporate events) of Common Stock (herein called the "Specified Shares") held and so requested to be registered by each such holder; provided, if the managing underwriter for the Corporation indicates its belief in writing that the effect of including in the coverage of such registration statement all or part of the Specified Shares and the shares of Common Stock requested to be so included by other stockholders having contractual registration rights ("Other Requesting Stockholders") will materially and adversely affect the sale of the shares of Common Stock proposed to be sold by the Corporation (which statement of the managing underwriter shall also state the maximum number of shares, herein called the "Maximum Shares"), if any, which can be sold by such all such holders without materially and adversely affecting the sale of the shares proposed to be sold by the Corporation), then the number of Specified Shares which the holders of the Series B Preferred Stock and the Other Requesting Stockholders shall collectively have the right to include in such registration statement shall be reduced to the number of Maximum Shares set forth in such statement of the managing underwriter, such reduction to be effected on a pro rata basis in accordance with the number of all such shares requested to be so registered by the holders of the Series B Preferred Stock and the Other Requesting Stockholders.

         Except as provided in paragraph (c) below, in no event shall the Corporation be required to amend any registration statement filed pursuant to this Section 8 after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Common Stock registered under any registration statement.

         The Corporation shall have the right to select any underwriters, including the managing underwriter, of any public offering of shares of Common Stock subject to the provisions of this paragraph (a). Nothing in this paragraph (a) shall create any liability on the part of the Corporation to the holders of the Series B Preferred Stock if the Corporation for any reason should decide not to file or to withdraw such a registration statement.

         The Corporation may withdraw any registration statement and abandon any proposed offering initiated by the Corporation without the consent of any holder of the Series B Preferred Stock, notwithstanding the request of any such holder to participate therein in accordance with this paragraph (a), if the Corporation determines that such action is in the best interests of the Corporation.

                 (2)      (aa)    At any time during the period commencing as
of 12 months following the expiration of the Corporation's initial public offering of its Common Stock and ending 48 months thereafter (the "Demand Period"), any holder or holders of shares of the Series B Preferred Stock who shall have the right to acquire upon conversion of shares of the Series B Preferred Stock 25% or more of the aggregate amount of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, may notify the Corporation of such holder's demand for registration pursuant to this Section 8(a)(2), in which case the provisions of this Section 8(a)(2) shall apply.
Such demand shall include the number of shares of Series B Preferred Stock owned by such holder or holders and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock. If any holder of shares of Series B Preferred Stock makes a demand pursuant to this Section 8(a)(2), then all of the then outstanding shares of Series B Preferred Stock shall be deemed covered by such demand even if part of such shares are owned by another holder. If the demand referred to in the preceding provisions is not made within the Demand Period, then the provisions of this Section 8(a)(2) shall have no further force or effect (and the holders of the Series B Preferred Stock shall have no further rights under this Section 8(a)(2)) as of the expiration of the Demand Period.

                          (bb)    As soon as reasonably practicable following
any demand pursuant to clause (2)(aa) preceding being made timely in accordance with such clause, the Corporation shall (i) provide written notice of the demand having been made and offering to include the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock owned by each holder not included in the demand prepare and file with the Commission a registration statement, whether on "shelf" or other form, which form the Corporation shall have the right to choose (as the same may be amended, the "Registration Statement") pursuant to which all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock then outstanding (such shares being hereinafter, in this clause (2)(bb), referred to as the "Subject Shares") are registered for immediate sale, in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices; provided, such transactions shall not include an underwritten public offering unless the Corporation so elects in its sole discretion.

                          (cc)    The Corporation shall use commercially
reasonably best efforts to cause the Registration Statement to become effective within 60 days following its receipt of the demand notice. Further, the Corporation shall use commercially reasonable efforts to cause the Registration Statement to remain effective continuously for a three month period.

                          (dd)    The Corporation will pay all expenses
incurred by it in complying with its registration obligations pursuant to this clause (2), including, without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of its counsel and independent public accountants for the Corporation, and fees of transfer agents and registrars, but excluding any selling commissions or discounts allocable to the sale of the Subject Shares, fees and disbursements of counsel and other representatives for any holder of the Subject Shares and any stock transfer taxes payable by reason of the sale of the Subject Shares, all of which shall be for the account of each holder of the Subject Shares.

         (b) Certain Registration Conditions. Any holder of Series B Preferred Stock for whom shares of Common Stock into which such holder's Series B Preferred Stock is convertible are included in any registration statement filed with the Commission pursuant to paragraph (a) of this Section 8 is hereafter referred to as a "Selling Stockholder." Anything in this Agreement to the contrary notwithstanding, the Corporation shall not be required to effect a registration of any Common Stock of any Selling Stockholder pursuant to this
Section 8, or file any post-effective amendment thereto:

                 (i) unless such Selling Stockholder agrees (if such shares are included pursuant to paragraph (a) of this Section 8) (x) to sell and distribute a portion or all of such stockholder's Common Stock in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for the Corporation, and (y) to bear a pro rata share of underwriter's discounts and commissions;

                 (ii) unless the Corporation and the underwriters for the Corporation, if any, shall have received from such Selling Stockholder all such information as the Corporation and such underwriters may reasonably request concerning such stockholder to enable the Corporation to include in the registration statement all material facts required to be disclosed therein. Notwithstanding the foregoing, a Selling Stockholder shall not be required to furnish to the Corporation any personal financial information of such stockholder unrelated to such stockholder's holdings of Common Stock, Series B Preferred Stock or other securities of the Corporation, provided that each Selling Stockholder shall nonetheless be required to furnish all information reasonably requested by any such underwriter;

                 (iii) unless such Selling Stockholder is then entitled to convert such stockholder's shares of Series B Preferred Stock into Common Stock and such Selling Stockholder in fact delivers to the Corporation, contemporaneously with the notice given by such Selling Stockholder under paragraph 8(a) hereof of their desire to have shares of Common Stock included in such registration statement, notice of such Stockholder's intention to convert the Series B Preferred Stock into Common Stock subject to and upon the effectiveness of the registration statement; and

                 (iv) unless such Selling Stockholder, at the request of the Corporation or its managing underwriter, if any, agrees or acknowledges that such Selling Stockholder (x) has a present intention to sell such shares; and (y) agrees to execute all consents, powers of attorney, registration statements and other documents required in order to cause such registration statement to become effective.

         (c) Covenants and Procedures. If the Corporation becomes obligated under the provisions of paragraph (a) of this Section 8 to effect registration of shares of Common Stock on behalf of any Selling Stockholder, the following shall apply:

                 (i) The Corporation, at its own expense as provided in paragraph (e), shall prepare and file with the Commission a registration statement covering such shares of Common Stock and use its best efforts to cause such registration statement to become effective; and the Corporation will file such post-effective amendments to such registration statement (and use its best efforts to cause them to be effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of such registration statement. Each Selling Stockholder shall promptly provide the Corporation with such information with respect to such Selling Stockholder's shares of Common Stock to be so registered and, if applicable, the proposed terms of the offering thereof as is required for such registration. Further, if the shares of Common Stock to be covered by the registration statement are not to be sold to or through underwriters acting for the Corporation, the Corporation shall (x) deliver to each Selling Stockholder as promptly as practicable as many copies of preliminary prospectuses as such Selling Stockholder may reasonably request, and such Selling Stockholder shall keep a written record of the distribution of such preliminary prospectuses and shall refrain from delivery of such preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act or the securities laws of any other jurisdiction, including the various states of the United States, (y) deliver to each Selling Stockholder, as soon as practicable after the effective date of the registration statement, and from time to time thereafter during such 90 day period, as many copies of the prospectuses required to be delivered in connection with the sale of shares of Common Stock registered under the regish stockholder may reasonably request, copies of such amended prospectus or of such supplement to be attached to the prospectus in order that the prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii)    On or prior to the date on which the
        registration statement is declared effective, the Corporation shall use its best efforts to register or qualify, and cooperate with each Selling Stockholder, and their counsel, in connection with the registration or qualification of the Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Selling Stockholder or underwriter reasonably requests, to use commercially reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Common Stock covered by the applicable registration statement, provided that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

                 (iii) The Corporation shall use commercially reasonable best efforts to cause all of each Selling Stockholder's Common Stock included in such registration statement to be listed, by the date of the first sale of such Common Stock pursuant to such registration statement, on each securities exchange on which the Common Stock of the Corporation is then listed or proposed to be listed, if any.

                 (iv) The Corporation shall make generally available to each Selling Stockholder an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Securities Exchange Act of 1934, as amended, and otherwise complies with Rule 158 under the Securities Act as soon as feasible.

                 (v) The Corporation shall cooperate with each Selling Stockholder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Common Stock to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Stockholder may request, subject to the underwriters' obligation to return any certificates representing securities not sold.

                 (vi) The Corporation shall make available for inspection by each Selling Stockholder and any attorney, accountant or other agent retained by such Selling Stockholder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence, responsibility, and cause the Corporation's officers, directors and employees to supply all nonconfidential information reasonably requested by any such Inspector in connection with such registration statement. As a condition to providing such access, the Corporation may require that any and all Inspectors execute and deliver confidentiality agreement, in form and substance acceptable to the Corporation, and that confidentiality procedures be observed, all with respect to such information.

                 (vii) The Corporation shall use commercially reasonable best efforts to obtain a "cold comfort" letter from the Corporation's independent public accountants, and an opinion of counsel for the Corporation, each in customary form and covering such matters of the type customarily covered by cold comfort letters and opinions of counsel in connection with public offerings of securities.

         (d)     Indemnification.

                 (i) Indemnification by the Corporation. In the event of any registration under the Securities Act pursuant to this Section 8 of shares of Common Stock held by any Selling Stockholder, the Corporation will hold harmless each Selling Stockholder and each person, if any, who controls each Selling Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Selling Stockholder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Selling Stockholder and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, the Corporation shall not be liable to any such Selling Stockholder or controlling persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or final prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder or controlling person specifically for use in the preparation thereof.

                 (ii) Indemnification by Selling Stockholders. It shall be a condition precedent to the obligation of the Corporation to include in any registration statement any shares of Common Stock then held by a Selling Stockholder that the Corporation shall have received an undertaking reasonably satisfactory to it and its counsel from such Selling Stockholder to severally indemnify and hold harmless (in the same manner and to the same extent as set forth in subparagraph (i) above) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter of such securities and any person who controls the Corporation or such underwriter within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

                 (iii) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs (i) and
         (ii), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and provided that the indemnifying party in fact assumes such defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred after the date of such notice by the latter in connection with the defense thereof. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnified party shall be entitled to participate with its own counsel (at the indemnified party's own expense) if reasonably necessary to avoid a conflict of interest.

                 (iv)     Contribution.    If the indemnification provided for
         in this paragraph (d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or a material omission, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. For purposes of the foregoing, it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subparagraph (iv), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock of such Selling

         Stockholder was offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Expenses. All expenses incurred by the Corporation in connection with any registration statement covering shares of Common Stock offered by the Selling Stockholders, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation and of its independent certified public accountants, the reasonable fees and disbursements of one counsel for collectively all Selling Stockholders and Other Requesting Stockholders whose stock is included in such registration, and the expense of qualifying such shares under state blue sky laws, shall be borne by the Corporation; provided, all underwriter's discounts and commissions relating to the shares of Common Stock to be sold by the Selling Stockholders shall be borne by the Selling Stockholders.

         (f) Dispositions During Registration. Upon written request by the Corporation, the Selling Stockholders will agree, upon the registration of any of each such Selling Stockholder's shares of Common Stock or the Common Stock issued by the Corporation, not to sell or otherwise dispose of any shares of Stock (other than Common Stock covered by such registration, which may be sold in accordance with the plan or plans of distribution described in the registration statement) owned by each such Selling Stockholder for a period of 90 days following the effective date of such registration statement or for such longer period (not to exceed 180 days) as may be required under the plan or plans of distribution set forth in such registration statement. Each holder of the Series B Preferred Stock shall comply with the foregoing requirements even if such holder's Common Stock issuable upon the conversion thereof is not being included in such registration, if (i) at such time such holder (together with such holder's Affiliates) owns 5% or more of the Common Stock not being registered by such registration and (ii) other holders of 5% or more of the Common Stock not being registered by such registration are similarly bound.

         (g) Term of Registration Rights. The registration rights granted pursuant to this Section 8 shall be effective for a period commencing upon the date of original issuance thereof and ending on, as to any holder of shares of Series B Preferred Stock, upon either (i) such holder's written consent or (ii) the redemption of all of such holder's shares of Series B Preferred Stock.

9. Exclusion of Other Rights. Unless otherwise required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.